EXHIBIT 10.8
                                                                    ------------


                              ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT ("AGREEMENT") is entered into by and between NETWORK-1 SECURITY SOLUTIONS, Inc., a Delaware corporation, having its principal place of business at 445 Park Avenue, Suite 1028, New York, New York 10022 ("SELLER"), and TREND MICRO INCORPORATED, a Japanese corporation, having its principal place of business at Odakyu Southern Tower 10F2-2-1 Yoyogi, Shibuya Tokyo, Japan ("PURCHASER"), and is dated as of May 20, 2003 ("EFFECTIVE DATE").

                                 R E C I T A L S
                                 ---------------

     A. Seller has agreed to assign certain of its assets to Purchaser in return for consideration recited in this Agreement.

     B. The parties have entered into this Agreement to effect such assignment of assets.

                                A G R E E M E N T
                                -----------------

     In consideration of the mutual promises, covenants, and conditions hereinafter set forth and in exchange for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in EXHIBIT A.

2.   ASSIGNMENT OF TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS

     2.1  ASSIGNMENT

          2.1.1 Seller hereby irrevocably sells, assigns and transfers all right, title and interest worldwide and in perpetuity in and to the Transferred Assets exclusively to Purchaser, free and clear of any liens, Claims, security interests, encumbrances or restrictions of any nature. If Seller has any rights in or to the Technology that cannot be assigned to Purchaser as a matter of law, Seller hereby unconditionally and irrevocably waives the enforcement of all such rights, and all Claims of any kind with respect to any of the foregoing against Purchaser, its successors, and assigns and licensees and customers of the foregoing, whether now known or hereafter to become known.

          2.1.2 Purchaser shall not assume any liabilities or obligations of Seller (whether or not related to the Transferred Assets).

          2.1.3 Seller shall have no rights in the Transferred Assets after the Effective Date and Seller's receipt of full payment in accordance with Section 4.

     2.2 DELIVERY. Seller shall deliver the Technology, and Records to Purchaser on the Effective Date. Any of the Transferred Assets (including Software) that can be transmitted to Purchaser electronically will be so delivered to Purchaser on the Effective Date by means of an electronic transfer to a computer designated by Purchaser at a mutually agreed time and, at Purchaser's election, in the presence of a representative of Purchaser at Seller's site to verify the accuracy and completeness of the transfer of such Transferred Assets. If Purchaser notifies Seller within ten (10) calendar days after the date of the electronic transfer that any of the files to be transferred have not be received by Purchaser or were corrupted, altered, or destroyed in the course of such transfer, then the electronic transfer of such files from Seller to Purchaser will be repeated until either the transfer is successful or Purchaser instructs Seller to deliver such files to Purchaser on tangible media (in which case Seller shall promptly deliver such files to Purchaser on tangible media as instructed by Purchaser). Promptly following any electronic transmission, Seller shall execute and deliver to Purchaser a certificate in a form reasonably acceptable to Purchaser and containing the following information: (a) the date of transmission; (b) the time the transmission was commenced and concluded; (c) the name of the individual who made the transmission; (d) the signature of such individual; and (e) a general description of the nature of the items transmitted sufficient to distinguish the transmission from other transmissions. Seller shall provide such other information concerning the Technology as Purchaser may reasonably request in accordance with Purchaser's instructions. Seller shall not delivery any tangible embodiments of Transferred Assets that are successfully delivered to Purchaser electronically in accordance with this Section 2.2. Upon Seller's receipt of a confirmation from Purchaser verifying Purchaser's receipt of the Technology and Records, Seller shall destroy all copies of the Technology and Records remaining in its possession (except for object code necessary to provide support in accordance with Section 5.2.3 hereof) and, within five (5) days thereof, Seller shall provide Purchaser with a certification stating that all such copies have been destroyed.

3. FURTHER ASSISTANCE. Seller agrees, at no charge to Purchaser, but at Purchaser's expense as set forth below, (a) to sign and deliver to Purchaser such other documents as Purchaser considers necessary or desirable to evidence or perfect the assignment of the Transferred Assets to Purchaser and Purchaser's ownership of such Transferred Assets, and (b) to cooperate with Purchaser in performing any lawful act or signing any document which Purchaser, in its sole judgment, considers necessary or desirable to apply for, prosecute, obtain or enforce any Intellectual Property Rights in or relating to the Technology. Seller hereby irrevocably nominates, constitutes and appoints Purchaser as the true and lawful attorney-in-fact of Seller (with full power of substitution) effective as of the Effective Date, and hereby authorizes Purchaser, in the name of and on behalf of Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding, and to take any other action (on or at any time after the Effective Date) that Purchaser may deem appropriate for the purpose of: (y) asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Transferred Assets; or (z) defending or compromising any Claim or Proceeding relating to any of the Transferred Assets. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of Seller. Purchaser will reimburse Seller for Seller's reasonable out-of-pocket expenses incurred by Seller in performance of its obligations under "(a)" and "(b)" above.

4.   COMPENSATION

     4.1 PURCHASE PRICE. As Seller's sole and complete consideration for the sale, assignment, transfer, conveyance and delivery of the Transferred Assets to
Purchaser:

          (A) On the Effective Date, or as promptly thereafter as possible, Purchaser shall pay to Seller a total of $300,000.

          (B) On the date delivery under Section 2.2 is complete Purchaser shall pay to Seller a total of $115,000.

     4.2 PAYMENT. All payments by Purchaser to Seller hereunder will be in United States Dollars and will be made by wire transfer to an account number provided to Purchaser by Seller prior to the Effective Date.

     4.3 TAXES. All taxes, duties, fees and other governmental charges of any kind (including sales and use taxes, but excluding taxes based on the gross revenues or income of Purchaser) which are imposed by or under the authority of any government or any political subdivision thereof on any aspect of this Agreement shall be borne by Seller. Seller agrees to pay all taxes based on the license, rental, sale, transfer, assignment, or other exploitation, distribution or disposition of any Technology or Intellectual Property Rights by Seller.

5.   REPRESENTATIONS AND WARRANTIES

     Seller represents and warrants to Purchaser as follows:

     5.1 RIGHTS AND AUTHORITY. Seller has all rights necessary to sell, assign and transfer the Transferred Assets to Purchaser as provided in this Agreement, and has full power and authority to perform its obligations under this Agreement. The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary action on the part of Seller and its board of directors and stockholders. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery by Seller of this Agreement, nor the consummation or performance by Seller of any of the transactions contemplated hereby, will (with or without notice or lapse of time): (a) contravene or result in a violation of any of the provisions of the certificate of incorporation or bylaws of Seller or any resolution adopted by the stockholders, board of directors or any committee of the board of directors of Seller; (b) contravene or result in a violation of any legal requirement or any order to which Seller, or any of the Transferred Assets, is subject; or (c) contravene or result in a violation or breach of any provision of any contract to which Seller is a party or by which Seller or any of the Transferred Assets are bound. Seller is not and will not be required to make any filing (except SEC filings as a result of Seller being a public company) with or give any notice to, or to obtain any consent from, any person in connection with the execution and delivery by Seller of this Agreement or the consummation or performance by Seller of any of the transactions contemplated by this Agreement.

     5.2  INTELLECTUAL PROPERTY

          5.2.1 Part 5.2.1 of the Disclosure Schedule of even date herewith and provided by Seller to Purchaser (the "Disclosure Schedule") contains a complete and accurate list of all Registered IP owned or purported to be owned by or filed in the name of Seller that relates to the Technology, which list identifies (a) the jurisdiction in which each item of Registered IP has been registered or filed, (b) any item of Registered IP that is jointly owned with any other person or entity, and (c) which items of the Technology embody, utilize, or are based upon or derived from each item of Registered IP. Seller has provided to Purchaser complete and accurate copies of all applications, correspondence, and other material documents related to such Registered IP.

          5.2.2 Part 5.2.2 of the Disclosure Schedule contains a complete and accurate list (and Seller has provided complete and accurate copies to Purchaser) of all letters and other written or electronic communications or correspondence between Seller or any of its representatives and any other person or entity regarding any actual, alleged, possible, potential or suspected infringement or misappropriation of Assigned Intellectual Property Rights, along with a brief description of the current status of each matter.

          5.2.3 Seller exclusively owns, and has good and valid title to, all Assigned Intellectual Property Rights, free and clear of any liens, Claims, security interests, encumbrances, or restrictions of any nature, (other than object code, internal-use only, end-user licenses granted in the ordinary course of business by Seller prior to the date of this Agreement ("End-User License")). Seller represents and warrants it is in full compliance with all existing End-User Licenses. In addition, Seller represents and warrants that Seller's End-User License support obligation expires in September 2003. Following the Effective Date and Seller's receipt of full payment in accordance with Section 4 hereof, the Seller shall be permitted to retain object code necessary to provide such End-User support obligation until September 2003. A form of Seller's standard End-User License is attached here to as EXHIBIT B. Part 5.2.3 of the Disclosure Schedule lists all End-User Licenses with a total value in excess of $100,000. All Assigned Intellectual Property Rights are valid, subsisting, and enforceable.

          5.2.4 Seller has not licensed any Assigned Intellectual Property Rights to any third party (on an exclusive basis or otherwise), other than End-User Licenses, standard reseller agreements, and the FalconStor Agreement and the Amended FalconStor Agreement (copies of which have been provided to Purchaser). Without limiting the generality of the foregoing, Seller has not licensed the source code for the Software to any third party (on an exclusive basis or otherwise).

          5.2.5 The Technology does not contain, embody, or infringe any Intellectual Property Right of a third party. Without limiting the generality of the foregoing, the Software does not contain any code or other work of authorship owned by or proprietary to a third party, and neither Seller nor any part of the Technology is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that would require, or condition the use or distribution of computer software licensed to Seller on, the disclosure, licensing, or distribution of the Software.

          5.2.6 The Software does not contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," or "virus" (as such terms are commonly understood in the software industry) or any other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user.

          5.2.7 Seller has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of the source code for the Software and all other Trade Secret Rights and otherwise to maintain and protect the value of all Assigned Intellectual Property Rights. Seller has not disclosed or otherwise provided the source code for the Software to any other person or entity (including third-party escrow agents) or entered into any agreement or made any commitment that does or could require Seller or Purchaser to do so.

          5.2.8 All employees and contractors of Seller who were involved in the creation or development of the Technology have signed agreements containing intellectual property assignments and confidentiality provisions. No past or present shareholder, officer, director, or employee of Seller has any claim, right, or interest to or in the Technology or any Assigned Intellectual Property Rights. No government funds or personnel were used, directly or indirectly, to develop or create, in whole or in part, any Technology or Assigned Intellectual Property Rights.

          5.2.9 No Intellectual Property Right of a third party has been infringed in the development, manufacturing, reproduction, distribution, use, or sale of the Technology. There exists no pending or (to Seller's Knowledge) threatened infringement, misappropriation, or similar Claim or Proceeding relating to the Technology or Assigned Intellectual Property Rights, and Seller has not received any written notice of any such Claim or Proceeding.

          5.2.10 To Seller's Knowledge, except as set forth in Part 5.2.2 of the Disclosure Schedule, no person or entity has infringed, misappropriated, or otherwise violated, and no person or entity is currently infringing, misappropriating, or otherwise violating, any Assigned Intellectual Property Rights.

          5.2.11 The Assigned Intellectual Property Rights constitute all Intellectual Property Rights owned by or licensed to Seller that are necessary to develop, manufacture, reproduce, distribute, use, and sell the Technology. The Technology contains all materials, software, and information required for a reasonably skilled programmer to modify, support, compile, install, and execute the Software. The Technology includes all of the materials, software, and information made available to Purchaser for testing and evaluation prior to the Effective Date.

          5.2.12 Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements) will, with or without notice or lapse of time, result in, or give any other person or entity the right or option to cause or declare, (a) a loss of, or encumbrance on, any Assigned Intellectual Property Rights; (b) a breach of any contract listed or required to be listed in Part 5.3 of the Disclosure Schedule; (c) the release, disclosure, or delivery of any Technology by or to any escrow agent or other person or entity; or (d) the grant, assignment, or transfer to any other person or entity of any license or other right or interest under, to, or in any of the Technology or Assigned Intellectual Property Rights.

     5.3 CONTRACTS. Part 5.3 of the Disclosure Schedule identifies each contract relating to obligations of Seller to third parties with respect to the Technology, including royalty agreements, license agreements, and non-disclosure agreements, other than End-User Licenses and "off the shelf" or other software at a cost not exceeding $10,000 and widely available through commercial distribution channels on standard terms and conditions (the contracts identified in Part 5.3 of the Disclosure Schedule being referred to as the "Specified Contracts"). With respect to each of the Specified Contracts: (a) Seller has not (and, to the Knowledge of Seller, no other person has) violated or breached, or declared or committed any default under, any such Specified Contract; (b) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) result in a violation, breach or default by Seller (or, to the Knowledge of Seller, by any other person) of or under any of the provisions of any such Specified Contract; (c) Seller has not received any notice or other communication (in writing or otherwise) regarding any actual or alleged violation or breach of, or default under, any such Specified Contract; and (d) Seller has not waived any right under any such Specified Contract.

     5.4 REQUIREMENTS IN THE EVENT OF DISSOLUTION. Seller acknowledges and agrees that Purchaser's rights and remedies under Section 6 (whether or not any actual or potential claim thereunder is contingent, conditional, or unmatured, and regardless of whether or not Purchaser has notified Seller of any claim under Section 6 at the time of any distribution of Seller's assets as part of dissolution) are claims for which Seller must provide notice, offer security, make provision to pay, and otherwise comply with the requirements of Sections 280 and 281 of the Delaware General Corporation Law and any other applicable Law that provides for the payment of claims against a dissolving corporation distributing its assets or the tracing of any amounts distributed by such corporation.

     5.5 ASSIGNMENT OF FALCONSTOR AGREEMENT AND AMENDED FALCONSTOR AGREEMENT. Upon the Effective Date of this Agreement and Seller's receipt of full payment in accordance with Section 4, Seller hereby irrevocably assigns to Purchaser all of its right, title and interest in the FalconStor Agreement and the Amended FalconStor Agreement attached hereto as EXHIBIT C and EXHIBIT D, respectively.

     5.6 DSI ESCROW AGREEMENT. Immediately following the Effective Date and Seller's receipt of full payment in accordance with Section 4, Seller shall provide conclusive written notice to DSI that the DSI Escrow Agreement, attached hereto as EXHIBIT E, has been assigned by Seller to Purchaser in accordance with
Section 9.4 of the DSI Escrow Agreement.

6.   INDEMNIFICATION

     6.1 INDEMNITY. Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are connected with:

          (a) any Breach of any of the representations or warranties made by Seller in this Agreement;

          (b) any Breach of any covenant or obligation of Seller contained in this Agreement;

          (c)  any Liability of Seller after the Effective Date;

          (d) any Liability to which Purchaser or any of the other Indemnitees may become subject and that arises from or relates to any failure to comply with any bulk transfer law or similar legal requirement in connection with any of the transactions contemplated by this Agreement;

          (e)  any matter identified or referred to in the Disclosure Schedule;
or

          (f) any Proceeding relating to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(a)," "(b)," "(c)," "(d)," or "(e)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 6).

     6.2 SETOFF. In addition to any rights of setoff or other rights that Purchaser or any of the other Indemnitees may have at common law or otherwise, Purchaser shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 6 from any amount payable by any Indemnitee to Seller.

     6.3 DEFENSE OF THIRD-PARTY CLAIMS. In the event of the assertion or commencement by any person or entity of any Proceeding (whether against Purchaser or against any other person or entity) with respect to which any Indemnitee may be entitled to indemnification, compensation or reimbursement pursuant to this Section 6, Purchaser shall have the right, at its election, to proceed with the defense (including settlement or compromise) of such Proceeding on its own; PROVIDED, HOWEVER, that if Purchaser settles or compromises any such Proceeding without the consent of Seller, such settlement or compromise shall not be conclusive evidence of the amount of Damages incurred by the Indemnitee in connection with such Proceeding (it being understood that if Purchaser requests that Seller consent to a settlement or compromise, Seller shall act reasonably in determining whether to provide such consent). Purchaser shall give Seller prompt notice after it becomes aware of the commencement of any such Proceeding against Purchaser; PROVIDED, HOWEVER, any failure on the part of Purchaser to so notify Seller shall not limit any of the obligations of Seller, or any of the rights of any Indemnitee, under this Section 6 (except to the extent such failure materially prejudices the defense of such Proceeding). If Purchaser does not elect to proceed with the defense of any such Proceeding, Seller may proceed with the defense of such Proceeding with counsel reasonably satisfactory to Purchaser; PROVIDED, HOWEVER, that Seller may not settle or compromise any such Proceeding without the prior written consent of Purchaser.

7.   MISCELLANEOUS

     7.1 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts or choice of laws principles thereof or of any other jurisdiction that would require the application of the laws of any other jurisdiction.

     7.2 BINDING EFFECT. This Agreement shall be binding upon the parties and their respective legal representatives, successors and assigns.

     7.3 EFFECTIVENESS OF OBLIGATIONS. The representations, warranties, covenants, and obligations of Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any Knowledge of, any of the Indemnitees or any of their officers, directors, employees, agents, accountants, advisors, or representatives.

     7.4 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the exhibits hereto and the Disclosure Schedule, and the documents referenced herein and therein, constitutes the entire and only agreement between the parties and supersedes all previous and contemporaneous oral and written agreements, discussions, communications, negotiations, commitments and writings with respect to the subject matter hereof. The terms and conditions of this Agreement may be altered, modified, changed or amended only by a paper writing executed by duly authorized representatives of Purchaser and Seller.

     7.6 WAIVER OF RIGHTS. The observance of any term of this Agreement may be waived only by a writing signed by the party to be bound. Waiver of any provision of this Agreement, or the failure by either party to enforce any provision of this Agreement, will not be deemed a waiver of future enforcement of that or any other provision.

     7.7 NOTICE. All notices, demands, or other writings provided in this Agreement to be given, made or sent, or which may be given, made or sent, by either party to the other, shall be deemed to have been fully given, made or sent when made in writing and deposited in the United States mail, first class, postage prepaid, or sent certified mail, return receipt requested, and addressed as follows:

          If to Purchaser:
          Trend Micro Incorporated
          Attn: Legal Department
          10101 North De Anza Blvd
          Cupertino, CA 95014

          If to Seller:
          Network-1 Security Solutions, Inc.
          444 Park Avenue, Suite 1028
          New York, NY 10022
          Attn:  Corey M. Horowitz,
                 Chairman of Board of Directors

          With a copy to:
          Olshan Grundman Frome Rosenzweig & Wolosky LLP
          505 Park Avenue
          New York, NY 10022
          Attn:  Sam Schwartz, Esq.

or at such other address as either party hereto may specify for itself by notice given in accordance with this section.

     7.8 HEADINGS. The bold-faced and underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     7.9 COUNTERPARTS. This Agreement may be executed by facsimile and in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     7.10 DISPUTE RESOLUTION. Any dispute, Claim or Proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the County of Santa Clara State of California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara (and each appellate court located in the State of California) in connection with any such dispute, Claim or Proceeding; (ii) agrees that each state and federal court located in the County of Santa Clara shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in connection with any such dispute, Claim or Proceeding commenced in any state or federal court located in the County of Santa Clara any claim that such party is not subject personally to the jurisdiction of such court, that such dispute, Claim or Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. If any dispute, Claim or Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). Each party agrees that: (A) in the event of any Breach or threatened Breach by the other party of any covenant, obligation or other provision set forth in this Agreement, such party shall be entitled (in addition to any other remedy that may be available to it) to (1) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (2) an injunction restraining such Breach or threatened Breach; and (B) no person shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related Proceeding.

     7.11 CONSTRUCTION.

          7.11.1 For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          7.11.2 Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          7.11.3 Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement, Exhibits to this Agreement and Schedules to this Agreement.

          7.11.4 As used herein "including" means "including but not limited to."

     7.12 CONFIDENTIALITY. Neither party shall disclose the terms of this Agreement to any third party, other than its financial or legal advisors, or make any announcements regarding the nature of the relationship between the parties without the prior approval of the other party, except that a party may disclose the terms of this Agreement where required by law. Purchaser acknowledges that Seller (based on the advice of its counsel) is required to issue a press release and file a Form 8-K with the SEC with respect to the sale of the Transferred Assets contemplated herein.




                   [Balance of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.


NETWORK-1 SECURITY                          TREND MICRO INCORPORATED
SOLUTIONS, INC.

By     /s/ Edward W. James                  By     /s/ Mahendra Negi
       -----------------------------               -----------------------------
Name:  Edward W. James                      Name:  Mahendra Negi
       -----------------------------               -----------------------------
Title: CEO and CFO                          Title: CFO
       -----------------------------               -----------------------------

                               DISCLOSURE SCHEDULE
                               -------------------

     This Disclosure Schedule (the "Schedule") is attached to and forms a part of the Assignment Agreement, dated May 20, 2003, between Network-1 Security Solutions, Inc. and Trend Micro, Inc. (the "Assignment Agreement"). Section references in this Schedule correspond to the same numbered Sections of the Assignment Agreement. Capitalized terms used and not defined in this Schedule have the meanings ascribed to them in the Assignment Agreement.


     I.   SECTION 5.2.1 REGISTERED IP

          Mark     App.No./        App. Date/                      Goods                             Status
          ----     Reg.No.         Reg. Date                       -----                             ------
                   -------         ---------
CYBERWALLPLUS      2,462,262       8/19/01           Class 9:  Computer products, namely        Registered Sec 8&15
(3580-4001)                                          super firewalls comprising computer        Due:  6/19/07
                                                     software and hardware for use in           Renewal Due:  6/19/11
                                                     protecting computer networks and
                                                     systems from unauthorized entry and
                                                     from data theft, damage and misuse
                                                     by unauthorized users

LOCK (Design)      76/039,051      5/02/00           Class 9 (same as above)                    Pending Suspension
(3580-4003                                                                                      removed Approved for
                                                                                                publication

                                                                                                7/24/02. Notice of
                                                                                                Allowance mailed 12/31/02

          Domain Names Registered with Veri-Sign
          --------------------------------------
          CYBERWALLPLUS.COM
          CYBERWALLPLUS.NET
          CYBERWALLPLUS.ORG
          CYBERWALL.NET

     II.  SECTION 5.2.2.  DOCUMENTS RE POSSIBLE INFRINGEMENT

          (a) The following documents set forth below relate to Alex Chen's (FalconSecure Software, Inc.) possible misappropriation of the Seller's source code pertaining to CyberwallPlus Version 7.2 only. Mr. Chen never had possession or access to CyberwallPlus Version 7.3. Mr. Chen notified Seller on April 20, 2003 by e-mail that he does not have possession of the Seller's source code and that all such source code had been destroyed during the Closing of the Seller's China office (a copy of the April 20, 2003 e-mail has been provided to Purchaser).

               o E-mail dated January 3, 2003 , from Peter Cobrin, Esq., counsel to Seller, to Alex Chen (FalconSecure Software, Inc.)

               o Letter, dated January, 2003, from Peter Cobrin, Esq., counsel to the Seller, to Koo & Larrabee, Lau-Kee, LLP (law firm that incorporated FalconSecure Software, Inc.

          (b) Answer and Counterclaim of the Seller in legal proceeding pending in Massachusetts Superior Court (Civil Action No. 03-0028). Subsequent to the filing of the Answer and Counterclaim counsel for Plaintiff Richard Kosinski advised the Seller that Mr. Kosinski does not possess any source code of the Seller.



     III. 5.2.3 END USER LICENSES IN EXCESS OF $100,000

                               Customer                               Amount
                               --------                               ------
                             BMC Software                          $234,000.00
                         Exodus Communications                     $147,056.99
                Lawrence Livermore National Laboratory             $183,131.95
                    Quantiq International Pte Ltd.                 $129,076.30
                      Spearhead Technologies Ltd.                  $115,400.00
                       University of Washington                    $165,027.82



     IV.  5.3 CONTRACTS - OBLIGATIONS TO THIRD PARTIES

               o    The FalconStor Agreement (as defined in Exhibit A).

               o The Amended FalconStor Agreement (as defined in Exhibit A) which shall be effective upon the Effective Date of the Assignment Agreement and Seller's receipt of full payment in accordance with Section 4.

               o    The DSI Escrow Agreement (as defined in Exhibit A).

               o In accordance with Section 2(l) of the FalconStor Agreement and Amended FalconStor Agreement the Seller is obligated to escrow source code with respect to the technology with a third party escrow agreement. The Seller has entered into the DSI Escrow Agreement.

                                    EXHIBIT A

                                   DEFINITIONS

"AMENDED FALCONSTOR AGREEMENT" means the amendment to the FalconStor Agreement (a copy of which is attached as EXHIBIT D to the Assignment Agreement) effective upon the Effective Date of the Assignment Agreement and Seller's receipt of full payment in accordance with Section 4.

"ASSIGNED INTELLECTUAL PROPERTY RIGHTS" means the Patent Rights, Copyrights, Trade Secret Rights, Contract Rights and all rights of privacy or publicity, moral rights and other Intellectual Property Rights of any nature in or relating to the Technology.

There shall be deemed to be a "BREACH" of a representation, warranty, covenant, obligation or other provision if there is or has been (i) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision or (ii) any claim (by any person or entity) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision.

"CLAIM" shall mean and include all past, present and future disputes, claims, controversies, demands, Proceedings, and causes of action of every kind and nature, including: (i) any unknown, inchoate, unsuspected or undisclosed claim; and (ii) any claim, right or cause of action based upon any Breach of any express, implied, oral or written contract or agreement.

"COPYRIGHTS" means all common law and statutory copyrights and copyright registrations and applications for registration, now existing or hereafter arising, United States and foreign, obtained or to be obtained on or in connection with the Technology, or any parts thereof or any underlying or component elements of the Technology, including those registrations and applications listed in the Disclosure Schedule, together with the right to register and all rights to renew or extend such registrations and the right (but not the obligation) to sue for past, present or future infringements of copyrights.

"DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, Claim, settlement, judgment, award, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

"DOCUMENTATION" means all documentation for the Software, including user materials, reference materials, developers' notes, logic manuals, flow charts and principles of operation, and machine-readable text or graphics files included in the Software subject to display or printout, and all upgrades, updates, enhancements and modifications to any of the foregoing existing on the Effective Date, whether or not commercially available or released.

An individual shall be deemed to have "KNOWLEDGE" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter or
(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter. Seller shall be deemed to have "KNOWLEDGE" of a particular fact or other matter if any officer, employee or other Representative of Seller has Knowledge of such fact or other matter.

"DSI" ESCROW AGREEMENT" shall mean the certain escrow agreement, dated May __, 2003 between Seller and DSI Technology Escrow Services, Inc. (a copy of which is attached as EXHIBIT E to the Assignment Agreement).

"FALCONSTOR AGREEMENT" shall meant that certain agreement between Seller and FalconStor Software, Inc. dated October 2, 2001 (a copy of which is attached as EXHIBIT C to the Assignment Agreement).

"INDEMNITIES" shall mean the following: (a) Purchaser; (b) Purchaser's current and future affiliates; (c) the respective officers, directors, employees, agents, attorneys, accountants and advisors of the Purchaser and its current and future affiliates; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

"INTELLECTUAL PROPERTY RIGHTS" means any and all worldwide: (a) rights associated with works of authorship, including copyrights, and moral rights; (b) trademark and trade name rights and similar rights; (c) patents and patent rights; (d) trade secret rights and other proprietary rights in software and other types of technology; and (e) registrations, applications, renewals, extensions, combinations, divisions, or reissues of the foregoing.

"LIABILITY" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability).

"PATENT RIGHTS" means all patents and patent applications filed, owned, or controlled by Seller that relate to the Technology or that include a claim which reads on the Software, and all rights to patentable inventions embodied in the Software. Without limiting the generality of the foregoing, the term "Patent Rights" includes (a) any patents and the patent applications listed in the Disclosure Schedule and the patents issuing thereon; (b) the inventions and improvements described in the foregoing and all foreign counterparts, reissues, reexaminations, divisionals, continuations and continuations-in-part of the foregoing; (c) all income, royalties, damages, and accounts receivable now or hereafter due and/or payable to Seller or any of its Affiliates under and with respect to any assigned patents, including damages and payments for past, present or future infringements thereof; and (d) the right (but not the obligation) to sue for past, present, or future infringements of any assigned patents.

"PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body throughout the world or any arbitrator or arbitration panel.

"RECORDS" means all of the books, records, files, data and advertising and promotional material that relate to the Assigned Intellectual Property Rights, or Technology.

"REGISTERED IP" means all Intellectual Property Rights that are registered or filed with or issued by any governmental authority throughout the world, including all patents and registered copyrights, and all applications for any of the foregoing.

"SOFTWARE" means all prior and current versions and releases of Seller's software known as CyberwallPlus, a host-based intrusion prevention and firewall solution, and all upgrades, updates, enhancements and modifications thereto existing on the Effective Date, whether or not commercially available or released, and all source code, object code, and executable code relating to the foregoing.

"TECHNOLOGY" means the Software and Documentation, collectively.

"TRADE SECRET RIGHTS" means all (a) trade secrets and (b) processes, techniques, practices, knowledge, skill, research and development, and other proprietary information that are not protected by published patent applications or issued patents, in each case that are associated specifically with or embodied in the Technology, including all trade secret rights in the source code for the Software, together with the right (but not the obligation) to sue for past, present or future misappropriation thereof.

"TRANSFERRED ASSETS" means the Technology, the Assigned Intellectual Property Rights, the Patent Rights and the Records.

                                    EXHIBIT B

                              FORM END USER LICENSE

Network-1 Security Solutions, Inc. Software License Agreement

BEFORE OPENING THIS CD JEWEL CASE, PLEASE READ THE FOLLOWING TERMS AND CONDITIONS OF THIS AGREEMENT CAREFULLY. THIS IS A LEGAL AGREEMENT BETWEEN YOU AND NETWORK-I SECURITY SOLUTIONS, INC. ("NETWORK-1") ANTI) THE TERM OF THIS AGREEMENT GOVERN YOUR USE OF THIS SOFTWARE. OPENING THIS JEWEL CASE WILL CONSTITUTE YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS LICENSE, PROMPTLY RETURN THE UNOPENED JEWEL CASE CONTAINING THE SOFTWARE TO THE PLACE WHERE YOU OBTAINED IT.

1. Grant of License. The application, demonstration, system and other software accompanying this License, whether on disk, in read only memory or on any other media (the "Software") and the related documentation are licensed to you by Network-l. In consideration of payment of the license fee, Network-1 as Licensor, grants to you, as Licensee, a non-exclusive right to use and display this copy of the Software on a single computer (i.e., a single CPU) only at one location at any time. To "use" the Software means that the Software is either loaded in the temporary memory (i.e., RAM) of a computer or installed on the permanent memory of a computer (i.e., hard disk, CD ROM, etc.). You may use at one time as many copies of the Software as you have licenses for. You may install the Software on a common storage device shared by multiple computers, provided that if you have more computers having access to the common storage device than the number of licensed copies of the Software, you must have some software mechanism which locks-out any concurrent users in excess of the number of licensed copies of the Software (an additional license is not needed for the one copy of Software stored on the common storage device accessed by multiple computers).

2. Ownership of Software. As Licensee, you own the disk or other physical media on which the Software is originally or subsequently recorded or fixed, but Network-1 retains title and ownership of the Software, both as originally recorded and all subsequent copies made of the Software regardless of the form or media in or on which the original or copies may exist. This License does not constitute a sale of the original Software or any copy.

3. Restrictions. The Software contains copyrighted material, trade secrets, and other proprietary material. Except as permitted by applicable legislation, you may not decompile, reverse engineer, disassemble or otherwise reduce the Software to a human-perceivable form. You may not modify, network, rent, lease, loan, distribute or create derivative works based on the Software in whole or in part.

4. Transfer Restrictions. This Software is licensed to only you, the Licensee, and may not be transferred to anyone else without the prior written consent of Network-l. Any authorized transferee of the Software shall be bound by the terms and conditions of this Agreement. In no event may you transfer, assign, rent, lease, sell or otherwise dispose of the Software on a temporary or permanent basis except as expressly provided herein.

5. Export Law Assurances. You agree and certify that neither the Software nor any other technical data received from Network-1, nor the direct product thereof, will be exported outside the United States except as authorized and as permitted by the laws and regulations of the United States and the laws and regulations of the jurisdiction in which you obtained the Software.

6. Termination. This License is effective until terminated. This License will terminate automatically without notice from Network- I if you fail to comply with any provision of this License. Upon termination you shall destroy the written materials and all copies of the Software, including modified copies, if any.

7. Government End Users. If the Software is supplied to the United States Government, the Software is classified as "restricted computer software" as defined in the clause 52.227-19 of the Federal Acquisition Regulations System ("FAR"). The United States Government's rights to the Software are as provided in Clause 52.227-19 of the FAR.

8. Limited Warranty on Media. Net-work-I warrants the media on which the Software is recorded to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase as evidenced by a copy of the receipt. The entire liability of Network-1 and your exclusive remedy will be replacement of the media not meeting Network-1's limited warranty and which is returned to Network-I or a Network-1 authorized representative with a copy of the receipt. Network-I will have no responsibility to replace media damaged by accident, abuse or misapplication. ANY IMPLIED WARRANTIES ON THE MEDIA, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE OF DELIVERY. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY BY JURISDICTION. THE TERMS OF THIS DISCLAIMER DO NOT LIMIT OR EXCLUDE ANY LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY NETWORK-1'S NEGLIGENCE.

9. Disclaimer of Warranty on Software. (for the purposes of paragraphs 9 and 10 hereof, Network-1, the directors, officers, employees, agents and representatives of Network-I, and Network-1's Licensors are collectively referred to as "Network-1"). You expressly acknowledge and agree that use of the Software is at your sole risk. The Software and related documentation are provided "AS IS" and without warranty of any kind. NETWORK-1 EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

NETWORK-1 DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET YOUR REQUIREMENTS, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. FURTHERMORE, NETWORK-1 DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE SOFTWARE OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE. NO ORAL OR

WRITTEN INFORMATION OR ADVICE GIVEN BY NETWORK-1 OR A NETWORK-1 AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY OR N ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SHOULD THE SOFTWARE PROVE DEFECTIVE, YOU (AND NOT NETWORK-1 OR A NETWORK-1 AUTHORIZED REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THE TERMS OF THIS DISCLAIMER AND THE LIMITED WARRANTY N PARAGR-'A.PH 8 DO NOT LIMIT OR EXCLUDE ANY LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY NETWORK-I'S NEGLIGENCE.

10. Limitations of Liability. UNDER NO CIRCUMSTANCE INCLUDING NEGLIGENCE, SHALL NETWORK-1 BE LIABLE FOR ANY NCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OR INABILITY TO USE THE SOFTWARE OR RELATED DOCUMENTATION, EVEN IF NETWORK-1 OR A NETWORK-1 AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU. In no event shall Network-1's total liability to you for all damages, losses and causes of action (whether in contract, tort (including negligence) or otherwise) exceed the amount paid by you for the Software.

11. Controlling Law and Severability. This License shall be governed by and construed in accordance with the laws of the United States and the Commonwealth of Massachusetts, as applied to agreements entered into and to be performed entirely within Massachusetts and between Massachusetts residents. Each party hereto irrevocably agrees that the Massachusetts Superior Court, County of Middlesex and the United States District Court for the 1st District of Massachusetts shall have exclusive jurisdiction to settle any dispute and/or controversy of whatever nature arising out of or relating to the Licensee's use of the Software and/or related documentation, and that accordingly any suit, act or proceeding arising out of or relating to such matters shall be brought in such courts and, to this end, each party hereto irrevocably agrees to submit to the jurisdiction of such courts and irrevocably waives any objection which it may have now or hereafter to such exclusive jurisdiction. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of this License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

12. Complete Agreement. This License constitutes the entire agreement between the parties with respect to the use of the Software and related documentation, and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this License will be binding unless in writing and signed by a duly authorized representative of Network-I.

                                    EXHIBIT C

                              FALCONSTOR AGREEMENT

                       LICENSE AND DISTRIBUTION AGREEMENT
                       ----------------------------------

     This License and Distribution Agreement (the "Agreement") is made and entered into this 2nd day of October, 2001 by and between Network-1 Security Solutions, Inc., a Delaware corporation with its principal offices at 1601 Trapelo Road, Reservoir Place, Waltham, Massachusetts 02451 ("Network-1") and FalconStor Software, Inc., a Delaware corporation with offices at 125 Baylis Road, Suite 140, Melville, New York 11747 ("FalconStor").

     1.   Definitions. As used in this Agreement:
          ---------------------------------------

     "CONFIDENTIAL INFORMATION" shall mean confidential or other proprietary information that is disclosed by either party to the other under this Agreement and is identified by the disclosing party at the time of or within one week after such disclosure as confidential or proprietary including, without limitation, software, code and designs, product specifications and other confidential business information. Confidential information shall not include information which: (i) is or becomes public knowledge without any action by or involvement of a party; (ii) has been independently developed other than pursuant to this Agreement; (iii) is disclosed by a party with the prior written approval of the other party; or (iv) is disclosed pursuant to any judicial or government order or process, provided that the disclosing party gives the other party prior notice sufficient to allow that party time to contest such order or process.

     (A) "DERIVATIVE WORK" means any work which is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, collection, compilation or any other form in which such pre-existing work may be recast, transformed or adopted, and which, in the absence of this Agreement or other authorizations by the owner of the pre-existing work would constitute a copyright infringement.

     (B) "DOCUMENTATION" means all operator and user manuals, training materials, guides, listings, specifications, and other materials for use in conjunction with Licensed Product, as set forth in Exhibit A annexed hereto.

     (C) "EFFECTIVE DATE" shall mean the date identified on the signature page of this Agreement as the effective date.

     (D) "FALCONSTOR PRODUCTS" shall mean the hardware and/or software products owned and/or distributed by FalconStor, other than the Licensed Product, and any updates or upgrades relating to such products.

     (E) "INTELLECTUAL PROPERTY RIGHTS" shall mean all forms of intellectual property rights and protections that may be obtained for, or may pertain to, any licensed product, Confidential Information and marks and may include without limitation:

          (i) all right, title and interest in and to all patents and all filed, pending or potential applications for patents, including any reissue, reexamination, division, continuation or continuations in patent applications throughout the world now or hereafter filed;

          (ii) all right, title and interest in and to all trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of foreign countries;

          (iii) all right, title and interest in and to all maskworks, copyrights, other literary property or authors rights, whether or not protected by copyright or as a mask work, under common law, state law, federal law and laws of foreign countries; and

          (iv) all right, title and interest in and to all proprietary indicia, trademarks, service marks, trade names, symbols, logos and/or brand names under common law, state law, federal law and laws of foreign countries.

     (F) "LICENSE KEY" shall mean the code provided to FalconStor, its Resellers, distributors, sublicenses and end users, as applicable by Network-1 for activation of the Licensed Product.

     (G) "LICENSED PRODUCT" shall mean Network-1's CyberwallPLUS security products as well as any products developed in the future by Network-1, as more fully defined in Exhibit A annexed hereto as it may be amended from time to time by Network-1, including any and all Updates and Upgrades.

     (h) "NET RECEIPTS" shall mean the actual gross receipts less sales, use, excise, value added or other similar taxes and allowances for returns, defects, bad debts, and replacements received by FalconStor from OEM Transactions (as defined below) incorporating the OEM Product (as defined below).

     (I) "NETWORK-1 LIST PRICE" shall mean the actual list price per single unit of the Licensed Product, as set forth on Exhibit A annexed hereto, and as it may be amended from time to time on 60 days prior written notice by Network-1, except to the extent any OEM Transaction to which FalconStor is a party requires up to 90 days prior written notice, Network-1 may only amend the price on 90 days prior written notice.

     (J) "OEM TRANSACTION" shall mean any transaction in which FalconStor incorporates all or any part of a Licensed Product with an original equipment manufacturer.

     (K) "OEM PRODUCT" shall mean a fully functional version of the Licensed Product used to bundle with OEM partners, and shall expressly include Updates and expressly exclude Upgrades of the Licensed Product. The level of functionality of any OEM Product shall be determined in good faith by FalconStor and Network-1 in advance of any OEM Transaction.

     (L) "RESELLER" shall mean a third party appointed by FalconStor to distribute the Licensed Products to end users in accordance with the terms of this Agreement

     (M) "ROYALTIES" shall mean the royalties payable with respect to distribution of the Licensed Product and the OEM Product as described in Section 7 hereof.

     (N) "SOURCE CODE" shall mean program code applicable to the Licensed Product, expressed in the form suitable for modification by humans as well as any Updates and Upgrades as defined herein and any and all applicable related Documentation.

     (O) "SPECIFICATIONS" shall mean the published Specifications applicable to the Licensed Product that are in effect as of the date the Licensed Product is delivered to FalconStor. During the Term (as defined below), if Network-1 substantially amends its specifications, Network-1 shall inform FalconStor of the revised Specifications.

     (P)  "TERM" shall mean the period as set forth in Section 14 hereof.

     (Q) "UPDATE" means the release of the Licensed Product which is a minor release or bug fix or an error correction.

     (R) "UPGRADE" means a new revision of the Licensed Product that includes enhancements which increase performance or increase functionality for which Network-1 charges a license fee.

     2.   Grant of License.
          -----------------

          (a) Subject to the terms and conditions set forth in this Agreement, Network-1 hereby grants to FalconStor a worldwide, non-exclusive license to: (i) market, distribute, resell, and sublicense the Licensed Product to Resellers as a separate product or together with any FalconStor Product under FalconStor trademark(s) or under the trademark(s) utilized for the Licensed Product by Network-1, expressly excluding OEM Transactions; (ii) use the Licensed Product for testing, demonstration, training, promotional and evaluation purposes by its personnel and Resellers; (iii) market, distribute and sublicense the OEM Product under FalconStor trademark(s) or such other trademarks as FalconStor may authorize in OEM Transactions, expressly excluding Network-1 trademark(s); (iv) reproduce the Licensed Product and OEM Product to give effect to the express terms and provisions hereof.

          (b) If Network-1 should create or obtain ownership of any new products, it will amend Exhibit A and provide FalconStor with such new products, as well as any Updates or Upgrades to the Licensed Product, at no additional cost to FalconStor under this Agreement.

          (c) Network-1 shall deliver to FalconStor two (2) complete copies of the Documentation. FalconStor shall have the right, as part of the license granted herein, to make as many additional copies of the Documentation as may be required to give effect to the terms and provisions hereof.

          (d) Other than the limited rights and licenses expressly granted to it in this Agreement, FalconStor shall have no rights with respect to any Licensed Product or its source code, or OEM Product or its source code, and agrees not to reverse engineer any Licensed Product or OEM Product or to reverse assemble, de-compile, or otherwise attempt to derive the source code from any Licensed Product or OEM Product provided to it hereunder. No right to modify or otherwise prepare Derivative Works of or from the Licensed Product, OEM Products or Documentation is granted.

          (e) Subject only to the limited nonexclusive rights and licenses expressly granted to FalconStor in this Agreement, Network-1 shall retain and own all right, title, and interest in the Licensed Products, OEM Products, and Documentation, and each copy thereof, and all intellectual property rights with respect thereto. All rights not expressly granted to FalconStor herein are retained by Network-1. Other than as expressly allowed under this Agreement, FalconStor agrees not to alter, remove or obscure any copyright or other proprietary notices on or in the Licensed Product or Documentation.

          (f) FalconStor may not modify, enhance or otherwise change the Licensed Product or OEM Product. Notwithstanding the preceding, FalconStor shall have the right to request that Network-1 modify, enhance or otherwise change the Licensed Product at Network-1's cost, and to request that Network-1 modify, enhance or otherwise change the OEM Product at the cost of the OEM partner. Network-1 shall not be obligated to make any such requested modification, enhancement or other change. In the event Network-1 modifies, enhances or otherwise changes any of the Licensed Products or OEM Products, on its own, at the request of FalconStor, or for any other reason, any such modification, enhancement or change to the Licensed Product or OEM Product by Network-1 shall be the exclusive property of Network-1 (the "Network-1 Modifications"). For the avoidance of doubt, Network-1, at its sole discretion, shall have the right to modify the Licensed Product or OEM Product at any time during the Term provided that Network-1 provides FalconStor with object code relating to such Network-1 Modification at such time as the modified Licensed Product is released to the public. FalconStor will automatically have all rights in the Network-1 Modifications that it has in the Licensed Product hereunder.

          (g) FalconStor agrees to allow Network-1 to enforce its rights under any agreement FalconStor may enter into with any Reseller in order to protect any confidentiality and proprietary property of Network-1 included in the Licensed Product, OEM Product and/or the Documentation.

          (h) Except as otherwise provided herein, FalconStor shall not copy the Licensed Product or the OEM Product in whole or in part, except as reasonably necessary for archival backup purposes and for use by FalconStor of the Licensed Product as permitted under this Agreement. FalconStor agrees to reproduce on all Documentation relating to the Licensed Product, proprietary trademark or copyright markings as may be required by Network-1.

          (i) Prior to the distribution of any Licensed Product to a Reseller, FalconStor shall enter into an enforceable written agreement with such Reseller that (i) is sufficient to ensure that such Reseller is required to comply with the relevant terms of this Agreement, and (ii) expressly names Network-1 as an intended third-party beneficiary of such agreement with the right to rely on and directly enforce the terms thereof. Without limiting the generality of the foregoing, each such agreement shall include terms binding the Reseller to obligations at least as broad as those of FalconStor under this Agreement and restrictions at least as protective of Network-1 as the applicable conditions contained in this Agreement.

          (j) Network-1 reserves the right to change the design and/or specifications of the Licensed Product at any time and to discontinue the sale or availability of any Licensed Product or OEM Product at any time without liability upon sixty (60) days prior written notice to FalconStor.

          (k) Network-1 shall provide necessary inventory of packaged Licensed Product and/or cd's for FalconStor's distribution to its resellers at no charge to FalconStor, other than the payment of royalties as set forth herein.

          (l) The Licensed Product, including, without limitation, all source code, and all Updates and Upgrades thereof or thereto, and all Network-1 Modifications shall be placed in escrow by Network-1 within thirty (30) days after the date hereof and maintained in accordance with an Escrow Agreement at the sole cost and expense of FalconStor. The Escrow Agreement shall be among Network-1 and FalconStor, and a mutually acceptable independent third party that customarily serves as an escrow agent for companies seeking to place software in escrow and will provide that the Licensed Product and all Updates and Upgrades thereof or thereto, as well as all Network-1 Modifications will be released from escrow to FalconStor only in the event of the bankruptcy or dissolution of Network-1.

     3.   License Key.
          ------------

          Network-1 employs a License Key which enables use of the Licensed Products. The Licensed Products are shipped or downloaded from the Network-1's Web site. Network-1 administers the generation and distribution of License Keys as follows:

          (a) After the automatic two day license, the end-user or reseller must either fill out a temporary license request on the Network-1's Web site to get a twenty-eight day temporary license or contact support;

          (b) After the twenty-eight day license, the end-user or reseller must contact support if they wish to extend the temporary license which will be done based on need; and

          (c) When the end-user decides to purchase the Licensed Product, the end-user or FalconStor contacts Network-1 Support for the permanent License Key for activation.

          (d) With respect to Licensed Products distributed under FalconStor's trademark, Network-1 may provide FalconStor with a key other than the License Key so the FalconStor can license to Resellers directly.

          (e)  OEM Products shall contain appropriate License Keys.

     4.   Marketing and Distribution of the Licensed Product.
          ---------------------------------------------------

          (a) FalconStor will be responsible for and have sole discretion (except as otherwise expressly provided herein) to determine and implement all marketing strategies, policies or programs relating to the distribution of the Licensed Product by FalconStor as provided herein, including, without limitation, methods of marketing, packaging, labeling and identification, protection, advertising, terms and conditions of sale and/or license, scope and expense of marketing, and use of warranty or user registration procedures. Pricing of the Licensed Product shall be in accordance with Exhibit A. FalconStor shall have the right to distribute the Licensed Product in accordance with the terms of this Agreement. Notwithstanding anything to the contrary set forth herein, during the Term, FalconStor shall use good faith efforts to exploit the License granted herein, including, but not limited to, offering for sale the Licensed Product in a manner designed to maximize the royalties due to Network-1under this Agreement.

          (b) During the Term, FalconStor agrees to use good faith efforts to introduce Network-1 to research and development resources as well as strategic relationships and business partners.

     5.   Software Training, Support and Maintenance.
          -------------------------------------------

          (a) Network-1 shall provide training to FalconStor regarding the proper use of the Licensed Product.

          (b) As part of any OEM Transaction, FalconStor shall advise the OEM partner that upgrades from the OEM Product to the Licensed Product are available for a fee from Network-1. FalconStor shall not be entitled to any compensation for fees or payments received by Network-1 for Upgrades provided by Network-1 from any OEM partner.

          (c) As part of any Reseller or OEM Transaction, FalconStor shall advise the Reseller or OEM partner that maintenance and support for the Licensed Product is available from Network-1 for a fee. FalconStor shall not be entitled to any compensation for fees or payments received by Netowrk-1 for Upgrades, support, maintenance or other services provided by Network-1 to Resellers or OEM partners.

          (d) Notwithstanding the preceding, in the event FalconStor sells or licenses the OEM Product as part of an OEM Transaction, Network-1 shall provide training to the OEM partner at the reasonable request of FalconStor or the OEM partner, at no cost or expense to FalconStor or the OEM partner.

     6.   Delivery and Acceptance.
          ------------------------

          Upon full execution hereof, Network-1 shall deliver the Licensed Product to FalconStor and will provide (at no additional cost to FalconStor) all Updates and Upgrades to FalconStor's designated representative. FalconStor has evaluated the Licensed Product and it is hereby expressly deemed acceptable to and accepted by FalconStor. Except as set forth in Section 7 hereof, FalconStor shall not be required to make any payments to Network-1 with respect to the Licensed Product.

     7.   Royalty Payments.
          -----------------

          (a) Non-Refundable Royalty Payment. Upon execution of this Agreement, FalconStor shall pay to Network-1 a non-refundable advance against Royalties of $500,000 (the "Non-Refundable Advance"). The Non-Refundable Advance will be credited against future Royalties due by FalconStor to Network-1 pursuant to
Section 7(b) herein until the Non-Refundable Advance is thereby drawn down in its entirety. FalconStor shall have no obligation to make any additional or further Royalty payments to Network-1 until the Royalties payable pursuant to
Section 7(b) exceed the total sum of $500,000 (the amount of the Non-Refundable Advance). In no event and under no circumstances shall FalconStor be entitled to a refund of any portion of the Non-Refundable Advance.

          (b) Royalty Payments. Except as otherwise set forth herein including, without limitation, the items set forth in Section 7(c) below, beginning on the date of FalconStor's first shipment of any Licensed Product and continuing through the Term, regardless of whether the Licensed Product is distributed together with a FalconStor Product or as an independent product, FalconStor shall pay Network-1 a Royalty equal to: (i) fifteen percent (15%) of Network-1's List Price on all sales or licenses granted by FalconStor in and to the Licensed Product, excluding OEM Transactions; or (ii) Twenty Percent (20%) of its Net Receipts from any OEM Transaction. All royalty payments pursuant to this Section 7(b) shall be made by FalconStor to Network-1 no later than 45 days after the end of each calendar quarter, or earlier in the event FalconStor receives statements and payments earlier. Network-1 and FalconStor may, but shall not be obligated to, mutually agree upon a different percentage Royalty then provided above which may be in excess of 15% of the Network-1's List Price.

          (c) Items Excluded from Royalties. Notwithstanding anything to the contrary contained herein, no Royalties shall be due for copies of the Licensed Product which are distributed by FalconStor to previous purchasers of the Licensed Product as back-up, replacement or update copies for which FalconStor does not receive any payment. No Royalties will be credited or paid to Network-1 with respect to any receipts from copies of the Licensed Product supplied for promotional purposes (as well as evaluation purposes) to the press, trade, sales representatives or potential customers for the Licensed Product. Amounts received by FalconStor as deposits or advances will not be deemed to have been received until shipment of the Licensed Products to the End User making the deposit or advance. Partial payment of an invoice will be pro-rated.

          (d) Reports of Royalties. FalconStor shall deliver to Network-1, along with its payment of Royalties due for each calendar quarter and regardless of whether any payment is due, a written report showing, in reasonable detail, its calculation of Royalties payable or credited with respect to such calendar quarter. FalconStor shall maintain such books and records as are necessary to properly calculate the amount of Royalties to be paid pursuant to this Agreement. At the request of Network-1, a certified public accountant or other individual chosen by Network-1 may, upon reasonable advance notice and during normal business hours, but no more often than once each year, inspect the records of FalconStor on which such reports are based. Any information revealed in such inspections shall be confidential and not disclosed to anyone, except to the extent necessary to identify to Network-1, FalconStor or any fact finder in any action instituted to enforce the terms of this Agreement, any inaccuracy which may be found in the amount of Royalties due to Network-1 or except as otherwise provided by law. The cost of such audit, including all fees and expenses incurred shall be paid by Network-1, unless the inspection uncovers an underpayment for the evaluation period in question in excess of 5% of the amount actually paid or credited by FalconStor during the period of the audit, in which case the fees and expenses of the certified public accountant shall be paid by FalconStor.

          (e) All taxes on all sales and/or licenses made or entered into FalconStor are the sole responsibility of FalconStor.

     8.   Use of Network-1 Trademarks.
          ----------------------------

          (a) Authorized Uses. FalconStor may use in its marketing, promotional and advertising materials all applicable trademarks, trade names and other marks of Network-1 (collectively, the "Network-1 Trademarks"). Such use may be in conjunction with FalconStor's use of its own marks. FalconStor will provide to Network-1 copies of any such materials, and FalconStor shall not so use any Network-1 Trademark to which Network-1 reasonably objects. If Network-1 does not object within five (5) business days after receipt of such materials, FalconStor shall be entitled to use the materials as set forth herein. Network-1 will not unreasonably withhold its consent.

          (b) No Other Use. Except as authorized in this section, FalconStor shall have no rights with respect to any Network-1 Trademark or other Network-1 product, service, or company identifier. FalconStor shall make no reference to Network-1 or its products without the prior written permission of Network-1, except as set forth herein.

          (c) Ownership by Network-1. Any and all good-will arising from FalconStor's use of the Network-1 Trademarks shall inure solely to the benefit of Network-1, and neither during nor after the termination of this Agreement shall FalconStor assert any claim to the Network-1 Trademarks (or any confusingly similar mark). FalconStor shall not take any action that could be detrimental to the goodwill associated with the Network-1 Trademarks or with Network-1. FalconStor shall, during the term of this Agreement and after termination hereof, execute such documents as Network-1 may request from time to time to ensure that all right, title and interest in and to the Network-1 Trademarks reside with Network-1. Without limiting the foregoing, FalconStor shall not register any Network-1 Trademark, or any mark confusingly similar to any Network-1 Trademark, in any country or territory.

     9.   Intellectual Property Rights.
          -----------------------------

          (a) Except as otherwise specifically provided in this Agreement, FalconStor hereby acknowledges that Network-1 retains all Intellectual Property

Rights (including, without limitation, any and all related patents, trademarks, copyrights or proprietary or trade secret rights) in the Licensed Product and Network-1 Confidential Information, including, without limitation, all corrections, modifications and other Derivative Works to the Licensed Product. FalconStor hereby assigns to Network-1 all Intellectual Property Rights it may hereafter possess or acquire in the Licensed Product and Network-1 Confidential Information and all Derivative Works and agrees (i) to execute all documents, and take all actions, that may be necessary to confirm such rights, and (ii) to retain all proprietary marks, legends and patent and copyright notices that appear on the Licensed Product or Network-1 Confidential Information delivered to FalconStor by Network-1 and all whole or partial copies thereof.

          (b) Except as otherwise specifically provided in this Agreement, Network-1 hereby acknowledges that FalconStor retains all Intellectual Property Rights (including, without limitation, any and all related patents, trademarks, copyrights or proprietary or trade secret rights) in the FalconStor Products and FalconStor Confidential Information, including, without limitation, all corrections, modifications and other Derivative Works to the FalconStor Products. Network-1 hereby assigns to FalconStor all Intellectual Property Rights it may hereafter possess or acquire in the FalconStor Products and FalconStor Confidential Information and all Derivative Works and agrees (i) to execute all documents, and take all actions, that may be necessary to confirm such rights, and (ii) to retain all proprietary marks, legends and patent and copyright notices that appear on the FalconStor Products or FalconStor Confidential Information delivered to Network-1 by FalconStor and all whole or partial copies thereof.

     10.  Confidentiality.
          ----------------

          Each of the parties agree to observe complete confidentiality with respect to the Confidential Information, not to disclose or permit any third party or entity access to, the Confidential Information (or any portion thereof) without the prior written approval of the other (except such disclosure which is required to perform any obligations under this Agreement) and to ensure that any employees, or any third parties who receive access to the Confidential Information, are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing the Confidential Information in any manner not already permitted under this Agreement. Without limiting the foregoing, the parties agree to employ with regard to the Confidential Information, procedures no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information which procedures shall be no less than reasonable care.

     11.  Warranties.
          -----------

          Network-1 represents and warrants that (i) the Licensed Product is, and the Upgrades and Updates will be, the original creation of Network-1, Network-1 is the sole and exclusive owner of the Licensed Product, and will be the sole and exclusive owner of the Upgrades and Updates (except as otherwise disclosed to FalconStor) and, Network-1 has the rights to grant licenses therefor as granted to FalconStor under this Agreement, (ii) the grant to and the exercise by FalconStor of any and all rights set forth in this Agreement and Network-1's disclosures to FalconStor pursuant to this Agreement do not, and will not, violate the U. S. patent rights, copyrights, trade secret rights, trademark rights or other proprietary contractual or other rights of any third party, and (iii) Network-1 has full power and authority to enter into this Agreement and to grant the rights and obligations set forth herein and this Agreement is enforceable in accordance with its terms.

     12.  Disclaimer.
          -----------

          EXCEPT FOR THE EXPRESS WARRANTIES STATED IN SECTION 11 HEREIN, NETWORK-1 DISCLAIM(S) ALL EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE LICENSED PRODUCT FURNISHED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     13.  Indemnification.
          ----------------

          (a) By Network-1. Network-1 agrees to indemnify, hold harmless and defend FalconStor, its officers, directors, employees, contractors, licensors, agents, and representatives from any claims, liabilities, damages, costs and expenses (including reasonable attorneys' fees and costs of suit) to the extent they arise out of (i) a material breach by Network-1 of the terms and provisions of this Agreement, (ii) a breach of any of the representations and warranties set forth in Section 11 hereof and (iii) any claims of infringement of any U.S. copyright, patent or trade secret or other proprietary rights, arising from the Licensed Product and any modification, enhancement or misuse of the Licensed Product by Network-1. If Network-1 receives notice of an alleged infringement of any of its rights in or to the Licensed Products, Network-1 shall use its best efforts, subject to commercial reasonableness, to either obtain the right to continue use of the Licensed Product, or to modify the Licensed Product so that it is no longer infringing.

          (b) By FalconStor. FalconStor agrees to indemnify, hold harmless and defend Network-1, its officers, directors, employees, contractors, licensors, agents, and representatives from any claims, liabilities, damages, costs and expenses (including reasonable attorneys' fees and costs of suit) to the extent they arise out of: (i) a material breach by FalconStor of the terms and provisions of this Agreement, and (ii) any claim of infringement of any U. S. copyright, patent or trade secret or other proprietary rights relating to the FalconStor Products excluding any such claim relating to the Licensed Product.

          (c) Indemnification Conditions. Promptly after receipt by Network-1 or FalconStor of notice of any claim that may affect the Licensed Product or the commencement of any action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought as provided above, such party (the "Indemnitee") shall notify the party from whom indemnification is claimed (the "Indemnitor"), but the failure of such Indemnitee to notify the Indemnitor with respect to a particular action, proceeding or investigation shall not relieve the Indemnitor from any obligation or liability (i) which it may have pursuant to this Agreement if the Indemnitor is not substantially prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to the Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding or investigation for which the Indemnitor assumes the defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) the Indemnitor shall have failed promptly to assume the defense of such action, proceeding or investigation and employ counsel reasonably satisfactory to the Indemnitee, or (iii) in the reasonable judgment of the Indemnitee there may be one or more defenses available to the Indemnitee which are not available to the Indemnitor with respect to such action, claim, or proceeding, in which case the Indemnitor shall not have the right to assume the defense of such action, proceeding or investigation on behalf of the Indemnitee. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit or proceeding to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration.

     14.  Term and Termination.
          ---------------------

          (a) Term of Agreement. The Term of this Agreement shall be ten (10) years from the Effective Date set forth above, unless sooner terminated in accordance with the provisions of Section 14(b) below.

          (b) Termination. FalconStor may terminate this Agreement effective at the end of any calendar year beginning with the year ended December 31, 2002 by giving Network-1 at least 60 days prior written notice.

          (c) Termination Upon Breach. Each party shall have the right to terminate this Agreement provided (i) such party provides sixty (60) days prior notice to the other party; (ii) the other party is in a material breach of any of the terms of this Agreement; and (iii) the prior breach is not cured within such sixty (60) day period. Any such notice shall provide, in reasonable detail, a description of the alleged breach and the requested cure of that breach.

          (d) Effect of Termination. In the event of a termination of this Agreement pursuant to this Section 14, FalconStor shall have the right, for a period of 180 days, to distribute its existing inventory of the Licensed Product pursuant to the terms of this Agreement. Any such termination shall not affect the rights of any end user that has purchased the Licensed Product from FalconStor in accordance with the terms of this Agreement prior to its termination. Upon termination of this Agreement for any reason, FalconStor may retain one (1) copy of the object code for the Licensed Product solely for the purpose of supporting its existing licensees.

          (e) Pre-Paid Royalty. Except as otherwise expressly set forth herein, in no event will termination by either party hereto for any reason whatsoever entitle FalconStor to a refund of any portion of the $500,000 pre-paid Royalty as set forth in Section 7(a) hereof.

     15.  Limitation of Liability.
          ------------------------

          EXCEPT FOR PAYMENTS DUE PURSUANT TO SECTION 7 HEREIN AND THE INDEMNIFICATION PROVISIONS OF SECTION 13 HEREOF, IN NO EVENT SHALL EITHER PARTY (OR ITS LICENSORS) BE LIABLE FOR ANY LOST REVENUES OR PROFITS OR OTHER SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR RELATED TO THE LICENSED PRODUCT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     16.  General Provisions.
          -------------------

          (a) Export Compliance. The rights and obligations of FalconStor shall be subject to such United States laws and regulations as shall from time to time govern the license and delivery of technology abroad by persons subject to the jurisdiction of the United States. FalconStor agrees that it shall not knowingly, directly or indirectly, export, reexport or transship the Licensed Product or any parts or copies thereof in such manner as to violate such laws and regulations in effect from time to time. To its knowledge, Network-1 is in compliance with all export laws of the United States.

          (b) Equitable Relief. Each party acknowledges that any breach of its obligations under this Agreement with respect to the grant of the license hereunder, Intellectual Property Rights or Confidential Information will cause the other party irreparable injury for which there are inadequate remedies at law, and that such party will be entitled to seek equitable relief with respect to any such breach in addition to all other remedies provided by this Agreement or available at law. Any action seeking the application of equitable remedies, including a temporary restraining order and/or preliminary injunctive relief, may be brought in any New York federal or New York state court. The parties hereby irrevocably consent to the jurisdiction of such courts. FalconStor expressly agrees that the existence of any claims it may have against Network-1, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Network-1 of the restrictive covenants set forth in this Agreement.

          (c) Successors and Assigns. Except as otherwise provided herein, this Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party, except either party may assign this Agreement without the other's prior written consent to an Affiliated Entity, or in the event of a merger or other reorganization involving such party, or sale of all or substantially all of such party's assets. For purposes hereof, Affiliated Entity shall be defined as an entity controlled by, or under common control with, such party. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their successors and assigns.

          (d) Governing Law. This Agreement will be governed and interpreted in accordance with the laws of the State of New York without reference to conflicts of law principles.

          (e) Relationship of Parties. Neither party will have and will not represent that it has, any power, right or authority to bind the other party or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name, except as herein expressly provided. Nothing stated in this Agreement shall be construed as constituting FalconStor and Network-1 as partners or as creating the relationship of principal/agent, employer/employee or franchise/franchisee between the parties.

          (f) Attorneys' Fees. In the event that any action is required in order to enforce or interpret any of the provisions of this Agreement, the prevailing party in such action shall recover all reasonable costs and expenses, including attorneys' fees, incurred in connection therewith.

          (g) Further Actions. At any time and from time to time, each party agrees without further consideration, to take such action and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

          (h) Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that or any other provision of this Agreement.

          (i) Force Majeure. Except for the obligation to make payments as provided herein, nonperformance of either party shall be excused to the extent the performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the nonperforming party.

          (j) Severability. If any of the provisions of this Agreement are found or deemed by a court of competent jurisdiction to be invalid or unenforceable, they shall be severable from the remainder of the Agreement and shall not cause the invalidity or unenforceability of the Agreement.

          (k) Notices. Notices to either party shall be in writing and shall be deemed delivered when served in person or three business days after being deposited in the United States mail, first-class certified mail, postage prepaid, return receipt requested, or one business day after being dispatched by a nationally recognized one-day express courier service addressed as follows:

               To Network-1:   Network-1 Security Solutions, Inc.
                               1601 Trapelo Road
                               Reservoir Place
                               Waltham, MA 02451
                               Att:  Murray P. Fish,
                                     President and Chief Financial Officer

               with a copy to: Olshan Grundman Frome Rosenzweig & Wolosky LLP
                               505 Park Avenue
                               New York, New York 10022
                               Attn: Sam Schwartz, Esq.

               To FalconStor:  FalconStor Software, Inc.
                               125 Baylis Road
                               Suite 140
                               Melville, New York 11747

               with a copy to: Morrison Cohen Singer & Weinstein, LLP
                               750 Lexington Avenue
                               New York, NY 10022
                               Attn: Michael Reiner, Esq.



          (l) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in its entirety any and all written or oral agreements or understandings previously existing between the parties with respect to such subject matter. Each party acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. Any amendments or modifications of this Agreement must be in writing and signed by both parties hereto.

          (m) All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

          (n) Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original, and all of which together shall constitute one and the same instrument.



               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF the parties have entered into this Agreement as of the date first set forth above.

                                     NETWORK-1 SECURITY SOLUTIONS, INC.


                                     By: /s/ Murray P. Fish
                                         ---------------------------------------
                                     Name:  Murray Fish
                                     Title: President and CFO


                                     FALCONSTOR SOFTWARE, INC.


                                     By: /s/ Wayne Lam
                                         ---------------------------------------
                                     Name:  Wayne Lam
                                     Title: VP Marketing





Effective Date:  October 2, 2001

                                    EXHIBIT A
                                    ---------




DOCUMENTATION TO BE PROVIDED WITH CD


PRICE LIST (ANNEXED)


NETWORK-1 SECURITY SOLUTIONS, INC. SOFTWARE LICENSE AGREEMENT (ANNEXED)

                                    EXHIBIT A
                                    ---------

Network-1 Security Solutions, Inc. Software License Agreement

BEFORE OPENING THIS CD JEWEL CASE, PLEASE READ THE FOLLOWING TERMS AND CONDITIONS OF THIS AGREEMENT CAREFULLY. THIS IS A LEGAL AGREEMENT BETWEEN YOU AND NETWORK-I SECURITY SOLUTIONS, INC. ("NETWORK-1") ANTI) THE TERM OF THIS AGREEMENT GOVERN YOUR USE OF THIS SOFTWARE. OPENING THIS JEWEL CASE WILL CONSTITUTE YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS LICENSE, PROMPTLY RETURN THE UNOPENED JEWEL CASE CONTAINING THE SOFTWARE TO THE PLACE WHERE YOU OBTAINED IT.

1. Grant of License. The application, demonstration, system and other software accompanying this License, whether on disk, in read only memory or on any other media (the "Software") and the related documentation are licensed to you by Network-l. In consideration of payment of the license fee, Network-1 as Licensor, grants to you, as Licensee, a non-exclusive right to use and display this copy of the Software on a single computer (i.e., a single CPU) only at one location at any time. To "use" the Software means that the Software is either loaded in the temporary memory (i.e., RAM) of a computer or installed on the permanent memory of a computer (i.e., hard disk, CD ROM, etc.). You may use at one time as many copies of the Software as you have licenses for. You may install the Software on a common storage device shared by multiple computers, provided that if you have more computers having access to the common storage device than the number of licensed copies of the Software, you must have some software mechanism which locks-out any concurrent users in excess of the number of licensed copies of the Software (an additional license is not needed for the one copy of Software stored on the common storage device accessed by multiple computers).

2. Ownership of Software. As Licensee, you own the disk or other physical media on which the Software is originally or subsequently recorded or fixed, but Network-1 retains title and ownership of the Software, both as originally recorded and all subsequent copies made of the Software regardless of the form or media in or on which the original or copies may exist. This License does not constitute a sale of the original Software or any copy.

3. Restrictions. The Software contains copyrighted material, trade secrets, and other proprietary material. Except as permitted by applicable legislation, you may not decompile, reverse engineer, disassemble or otherwise reduce the Software to a human-perceivable form. You may not modify, network, rent, lease, loan, distribute or create derivative works based on the Software in whole or in part.

4. Transfer Restrictions. This Software is licensed to only you, the Licensee, and may not be transferred to anyone else without the prior written consent of Network-l. Any authorized transferee of the Software shall be bound by the terms and conditions of this Agreement. In no event may you transfer, assign, rent, lease, sell or otherwise dispose of the Software on a temporary or permanent basis except as expressly provided herein.

5. Export Law Assurances. You agree and certify that neither the Software nor any other technical data received from Network-1, nor the direct product thereof, will be exported outside the United States except as authorized and as permitted by the laws and regulations of the United States and the laws and regulations of the jurisdiction in which you obtained the Software.

6. Termination. This License is effective until terminated. This License will terminate automatically without notice from Network- I if you fail to comply with any provision of this License. Upon termination you shall destroy the written materials and all copies of the Software, including modified copies, if any.

7. Government End Users. If the Software is supplied to the United States Government, the Software is classified as "restricted computer software" as defined in the clause 52.227-19 of the Federal Acquisition Regulations System ("FAR"). The United States Government's rights to the Software are as provided in Clause 52.227-19 of the FAR.

8. Limited Warranty on Media. Net-work-I warrants the media on which the Software is recorded to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase as evidenced by a copy of the receipt. The entire liability of Network-1 and your exclusive remedy will be replacement of the media not meeting Network-1's limited warranty and which is returned to Network-I or a Network-1 authorized representative with a copy of the receipt. Network-I will have no responsibility to replace media damaged by accident, abuse or misapplication. ANY IMPLIED WARRANTIES ON THE MEDIA, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE OF DELIVERY. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY BY JURISDICTION. THE TERMS OF THIS DISCLAIMER DO NOT LIMIT OR EXCLUDE ANY LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY NETWORK-1'S NEGLIGENCE.

9. Disclaimer of Warranty on Software. (for the purposes of paragraphs 9 and 10 hereof, Network-1, the directors, officers, employees, agents and representatives of Network-I, and Network-1's Licensors are collectively referred to as "Network-1"). You expressly acknowledge and agree that use of the Software is at your sole risk. The Software and related documentation are provided "AS IS" and without warranty of any kind. NETWORK-1 EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

NETWORK-1 DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET YOUR REQUIREMENTS, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. FURTHERMORE, NETWORK-1 DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE SOFTWARE OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE. NO ORAL OR

WRITTEN INFORMATION OR ADVICE GIVEN BY NETWORK-1 OR A NETWORK-1 AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY OR N ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SHOULD THE SOFTWARE PROVE DEFECTIVE, YOU (AND NOT NETWORK-1 OR A NETWORK-1 AUTHORIZED REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THE TERMS OF THIS DISCLAIMER AND THE LIMITED WARRANTY N PARAGR-'A.PH 8 DO NOT LIMIT OR EXCLUDE ANY LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY NETWORK-I'S NEGLIGENCE.

10. Limitations of Liability. UNDER NO CIRCUMSTANCE INCLUDING NEGLIGENCE, SHALL NETWORK-1 BE LIABLE FOR ANY NCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OR INABILITY TO USE THE SOFTWARE OR RELATED DOCUMENTATION, EVEN IF NETWORK-1 OR A NETWORK-1 AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU. In no event shall Network-1's total liability to you for all damages, losses and causes of action (whether in contract, tort (including negligence) or otherwise) exceed the amount paid by you for the Software.

11. Controlling Law and Severability. This License shall be governed by and construed in accordance with the laws of the United States and the Commonwealth of Massachusetts, as applied to agreements entered into and to be performed entirely within Massachusetts and between Massachusetts residents. Each party hereto irrevocably agrees that the Massachusetts Superior Court, County of Middlesex and the United States District Court for the 1st District of Massachusetts shall have exclusive jurisdiction to settle any dispute and/or controversy of whatever nature arising out of or relating to the Licensee's use of the Software and/or related documentation, and that accordingly any suit, act or proceeding arising out of or relating to such matters shall be brought in such courts and, to this end, each party hereto irrevocably agrees to submit to the jurisdiction of such courts and irrevocably waives any objection which it may have now or hereafter to such exclusive jurisdiction. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of this License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

12. Complete Agreement. This License constitutes the entire agreement between the parties with respect to the use of the Software and related documentation, and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this License will be binding unless in writing and signed by a duly authorized representative of Network-I.

                                    EXHIBIT A

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                           SUGGESTED RESALE PRICE LIST


Model Number         Description                                          List Price       Support Price
------------         -----------                                          ----------       -------------

Workstation          CyberwallPLUS-WS for Ten (10) 98/NT/2000/XP                $995            $150
-----------
CWP-WS-10PK          Workstations

Server               CyberwallPLUS-SV for One (1) NT/2000 Server              $1,095            $165
------
CWP-SV-1PK

Central Manager      CyberwallPLUS-CM Central Policy Manager                    $895            $135
---------------
CWP-CM

Services             Product Installation and Configuration via                 $500
--------
CWP-INSTALL          Telephone (per install, 3 hrs maximum)

CWP-ONSITE           Product Installation, Configuration Assistance,          $2,500
                     and Training at Customer Site (per day, Travel
                     Days and T&E Additional)

CWP-TRAIN            CyberwallPLUS Product Lecture and Lab Training             $600
                     Course.  One day at Network-1 (per person)


Speciality Multiprotocol Host and Perimeter Firewalls:

Model Number         Description                                          List Price       Support Price
------------         -----------                                          ----------       -------------

Workstation          CyberwallPLUS-WS Multiprotocol for Ten (10)                $995                $150
-----------
CWP-WS-10PK-MH       NT/2000/XP Workstations

Server               CyberwallPLUS-SV Multiprotocol for One (1)               $1,095                $165
------
CWP-SV-1PK-MH        NT/2000 Server

Perimeter Firewalls
-------------------
CWP-IP-SBE           CyberwallPLUS-IP Small Business Edition                  $2,095                $315
                     Perimeter Firewall - 500 Sessions

CWP-IP-ENT           CyberwallPLUS-IP Enterprise Edition Perimeter            $5,295                $795
                     Firewall - Unlimited Sessions

Departmental/
LAN Firewalls        CyberwallPLUS-AP Multiprotocol Enterprise/               $6,995              $1,050
-------------
CWP-AP-ENT           Departmental LAN Firewall

Central Manager      CyberwallPLUS-CM Multiprotocol & Perimeter                 $895                $135
---------------
CWP-CM-MH            Firewall Central Manager

                                    EXHIBIT D

                          AMENDED FALCONSTOR AGREEMENT

                                                                    May __, 2003

ReiJane Huai
Chief Executive Officer
FalconStor Software, Inc.
125 Baylis Road, Suite 140
Melville, New York  11747

     Re:  Amendment to License and Distribution Agreement
          -----------------------------------------------

Dear Rei:

     The purpose of this letter agreement is to amend the terms and provision of the License and Distribution Agreement, dated October 2, 2001, between Network-1 Security Solutions, Inc. ("Network-1") and FalconStor Software, Inc. ("FalconStor") (the "Agreement") pursuant to which FalconStor obtained certain rights with respect to the Licensed Product (as defined under the Agreement). Network-1 and FalconStor hereby agree that the Agreement shall be amended as follows:

     1. The definition of "Licensed Product" set forth in paragraph 1(h) of the Agreement is hereby amended to provide as follows:

          "LICENSED PRODUCT" shall mean version 7.2 of Network-1's CyberwallPLUS security product only, as modified by Network-1 and marketed by FalconStor as IPStorSentry. "Licensed Product" shall not refer to any subsequent versions or revisions of CyberwallPLUS.

     2. The Grant of License set forth in paragraph 2(a) is amended to provide as follows:

          (a) Subject to the terms and conditions set forth in this Agreement, Network-1 hereby grants to FalconStor a worldwide, non-exclusive license to: (i) market, distribute, resell, and sublicense the Licensed Product as a separate product, or together with any FalconStor Product, or as an OEM Product in OEM Transactions, under FalconStor trademark(s) or such other trademark(s) as FalconStor may authorize in OEM Transactions, primarily in connection with protecting storage area network servers and clients from IP based attacks ("Storage Purposes"); provided, however, that the limitation for Storage Purposes shall not apply and FalconStor shall have the right to market, distribute and resell up to $500,000 of the Licensed Product for any purpose in accordance with this Agreement; (ii) use the Licensed Product for testing, demonstration, training, promotional and evaluation purposes by its personnel and Resellers; and (iii) reproduce the Licensed Product to give effect to the express terms and provisions hereof.

     3.   Paragraphs 2(b), 5 and 7 are deleted in their entirety.

     4.   Paragraph 2(f) is amended to read as follows:

               "FalconStor may not modify, enhance or otherwise change the Licensed Product."

     5.   Paragraph 2(l) is amended to provide as follows:

          The Licensed Product, including, without limitation, all source code shall be placed in escrow by Network-1 on or prior to the date of this Amendment and maintained in accordance with an Escrow Agreement at the sole cost and expense of FalconStor. The form of Escrow Agreement with DSI Technology Services, Inc. is attached hereto as Exhibit A. It is acknowledged and agreed that any release from escrow of the source code for the Licensed Product in accordance with Section 4.1 of the Escrow Agreement does not grant FalconStor any rights to the Licensed Product in addition to those rights expressly granted to FalconStor under this Agreement. It is understood that in the event the source code is released from escrow for purposes of "bug fixes" pursuant to
          Section 4.1 of the Escrow Agreement, the source code shall be used by FalconStor solely for bug fixes and for no other purpose.

     6. FalconStor hereby consents to the assignment of the Agreement as hereby amended by Network-1 to Trend Micro Incorporated ("Trend") in connection with the sale by Network-1 to Trend of its CyberwallPlus technology and all related intellectual property rights (the "Technology Sale"). The Escrow Agreement with DSI Technology Services, Inc. shall be assigned by Network-1 to Trend immediately following consummation of the Technology Sale.

     7. Paragraph 11 providing representations and warranties to FalconStor and affiliated parties by Network-1 shall not be assigned to Trend as part of the assignment of the Agreement as provided in paragraph 6 hereof. Accordingly, it is agreed that Trend will have no warranty obligations under paragraph 11 of the Agreement as all such obligations shall remain with Network-1.

     8. Paragraph 13(a) providing for indemnification of FalconStor and affiliated parties by Network-1 shall not be assigned to Trend as part of the assignment of the Agreement as provided in paragraph 6 hereof. Accordingly, it is agreed that Trend will have no indemnification obligations under paragraph 13(a) of the Agreement as all such obligations shall remain with Network-1.

     9. Trend agrees that it will not terminate the DSI Escrow Agreement in accordance with Section 5.1(a) thereof until October 2, 2011 (the expiration of the Agreement) unless otherwise agreed in writing by FalconStor. In the event that DSI terminates the DSI Escrow Agreement, or at the request of FalconStor, Trend agrees to enter into a replacement escrow agreement with an escrow agent reasonably acceptable to Trend and FalconStor.

     10. To the extent there is any conflict between the terms hereof and the terms of the Agreement, the terms of this amendment shall govern.

     11. All other terms and conditions of the Agreement shall remain in full force and effect.

                                        Very truly yours,

                                        Network-1 Security Solutions, Inc.


                                        By:
                                           -------------------------------------
                                           Edward James, Chief Executive Officer
                                           and Chief Financial Officer



Agreed and Accepted:

FalconStor Software, Inc.

By:
   -------------------------------------
   ReiJane Huai, Chief Executive Officer




With Respect to Paragraph 9 Only:

Trend Micro Incorporated:

By:
   -------------------------------------

                                    EXHIBIT E

                              DSI ESCROW AGREEMENT

                           PREFERRED ESCROW AGREEMENT


                  Deposit Account Number ______________________


This agreement ("Agreement") is effective May __, 2003 among DSI Technology Escrow Services, Inc. ("DSI"), Network-1 Security Solutions, Inc. ("Depositor") and FalconStor Software, Inc. ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as the parties ("Parties"), or individually as a party ("Party").

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as the "License Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A to this agreement. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation to either party with respect to the preparation, accuracy, execution, signing, delivery or validity of Exhibit A.

1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.

Page 1                      www.dsiescrow.com                              P03v1

1.3 Acceptance of Deposit. When DSI receives the Deposit Materials and Exhibit B, DSI will conduct a visual deposit inspection. At completion of the deposit inspection, if DSI determines that the labeling of the media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will (a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI. OTHER THAN DSI'S INSPECTION OF THE DEPOSIT MATERIALS, AS DESCRIBED ABOVE, DSI SHALL HAVE NO OBLIGATION REGARDING THE ACCURACY, COMPLETENESS, FUNCTIONALITY, PERFORMANCE OR NON-PERFORMANCE OF THE DEPOSIT MATERIALS.

1.4 Depositor's Representations. During the term of this Agreement, Depositor represents as follows:

     a. Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

     b. With respect to all of the Deposit Materials and any materials provided solely for verification, pursuant to Section 1.5 of the Agreement ("Test Materials") Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement, provided further that DSI's or its independent contractor's use of any Deposit Materials or Test Materials, pursuant to Section
          1.5 of this Agreement, is lawful and does not violate the rights of any third parties;

     c. As of the effective date of this Agreement, the Deposit Materials are not the subject of any liens or encumbrances, however, any liens or encumbrances made after the execution of this Agreement will not prohibit, limit, or alter the rights and obligations of DSI under this Agreement;

     d. The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement, Exhibit A, or Exhibit B, as the case may be; and

     e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.5 Available Verification Services. Upon receipt of a written request from Preferred Beneficiary, DSI and Preferred Beneficiary may enter into a separate proposal agreement ("Statement of Work") pursuant to which DSI will agree, upon certain terms and conditions, to inspect the Deposit Materials consistent with one or several of the levels of verification described in the attached Technical Verification Options. Depositor consents to DSI's performance of any level(s) of verification described in the attached Technical Verification Options. Depositor shall reasonably cooperate with DSI by providing its facilities, computer software systems, and technical and support personnel for verification whenever reasonably necessary. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election, an independent contractor or company selected by DSI may perform the verification.

Page 2                      www.dsiescrow.com                              P03v1

1.6 Deposit Updates. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within sixty (60) days of each release of a new version of the product, which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and Depositor shall sign the new Exhibit B. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. Any deposit updates shall be held in accordance with Sections 1.2 through 1.4 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.7 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.


ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement or any subsequent agreement between the Parties, including without limitation
Section 1.5, DSI shall not disclose, transfer, make available or use the Deposit Materials. DSI's independent contractors are subject to appropriate confidentiality restrictions with DSI. DSI shall not disclose the terms of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal, including, but not limited to, notices delivered pursuant to
Section 7.6 below.

2.2 Status Reports. DSI shall provide to Depositor and Preferred Beneficiary a report profiling the account history semiannually.


ARTICLE 3  --  RIGHT TO MAKE COPIES

3.1 Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials, including, but not limited to, the hardware and/or software needed. Any copying expenses incurred by DSI as a result of a request to copy will be borne by the party requesting the copies. Alternatively, DSI may notify Depositor requiring its reasonable cooperation in promptly copying the Deposit Materials in order for DSI to perform this Agreement.

Page 3                      www.dsiescrow.com                              P03v1

ARTICLE 4  -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Condition" shall mean the following:

     a. The existence of any one or more of the following circumstances, uncorrected for more than thirty (30) days:

     i. Entry of an order for relief relating to Depositor under Title 11 of the United States Code;

     ii. The making by Depositor of a general assignment for the benefit of creditors;

     iii. The appointment of a general receiver or trustee in bankruptcy of Depositor's business or property; or

     iv. Action by Depositor under any state or federal insolvency or similar law for the purpose of its bankruptcy, reorganization, or liquidation.

     b. The Deposit Materials are needed by the Preferred Beneficiary, in its sole discretion, for purposes of a Bug Fix (as defined below); or

     c.   Joint written instructions from Depositor and Preferred Beneficiary.

For purposes of this Agreement, a "Bug Fix" shall mean:

     1.   that the software
          a.   cannot run properly for its intended purpose; or
          b. has interoperability problems with other third party products including, without limitation, operating system upgrades and patches and new applications necessary or customary for the end user's business; and

     2.   there is no Workaround available.

A program, patch or product for which an additional license fee must be paid is not a "Workaround." Reverting to an earlier version of a program or product, or removing a program or product, is not a "Workaround."

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Such notice shall be signed by the Preferred Beneficiary and on company letterhead and shall specify which release condition Preferred Beneficiary believes to have occurred. Unless DSI acknowledges or discovers independently, or through the Parties, its need for additional documentation or information in order to comply with this Section, DSI shall promptly provide a copy of the notice to Depositor by commercial express mail. Such need for additional documentation or information may extend the time period for DSI's performance under this Section.

Page 4                      www.dsiescrow.com                              P03v1

4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have ten (10) business days to deliver to DSI contrary instructions ("Contrary Instructions"), with regard to a release request pursuant to 4.1(a), or three (3) business days to deliver to DSI Contrary Instructions with regard to a release pursuant to 4.1(b). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Contrary Instructions shall be signed by Depositor and on company letterhead. Upon receipt of Contrary Instructions, DSI shall promptly send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section
7.4 of this Agreement. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.4; or (c) an order from a court of competent jurisdiction.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expenses will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by DSI.

4.5 Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the License Agreement except that if the Deposit Material is released pursuant to Section 4.1(b) hereof, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of a Bug Fix. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.


ARTICLE 5  --  TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one (1) year. Thereafter, this Agreement shall automatically renew from year to year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) DSI instructs Depositor and Preferred Beneficiary in writing after its renewal date that the Agreement is terminated for nonpayment in accordance with Section 5.2; or (c) DSI reserves the right to terminate this Agreement, for any reason, other than for nonpayment, by providing Depositor and Preferred Beneficiary sixty (60) days written notice of its intent to terminate this Agreement. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one (1) month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

Page 5                      www.dsiescrow.com                              P03v1

5.3 Disposition of Deposit Materials Upon Termination. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:
     a.   The obligations of confidentiality with respect to the Deposit
          Materials;
     b.   The obligation to pay DSI any fees and expenses due;
     c.   The provisions of Article 7; and
     d. Any provisions in this Agreement which specifically state they survive the termination of this Agreement.


ARTICLE 6  --  DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least sixty (60) days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service, including release of any Deposit Materials under Article 4, unless the payment for such service and any outstanding balances owed to DSI are paid in full. Initial fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. Payments on all renewal and services invoices are due net thirty (30) days from date of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.


ARTICLE 7  --  LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Regarding release and termination any written notice, request or instruction shall be given by a president or officer of the party. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

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7.2  Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement, except where it is adjudged that DSI acted with gross negligence or willful misconduct.

7.3 Limitation of Liability. In no event will DSI be liable for any incidental, indirect, special, exemplary, punitive or consequential damages, including, but not limited to, damages (including loss of data, revenue, and/or profits) costs or expenses (including legal fees and expenses), whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement; and in no event shall the collective liability of DSI exceed ten times the fees paid under this Agreement. The foregoing limitation of liability does not apply with respect to any acts of gross negligence, personal injury claims, property damage claims (excluding the Deposit), or intellectual property infringement.

7.4 Dispute Resolution. Any dispute, difference or question relating to or arising among any of the parties concerning the construction, meaning, effect or implementation of this Agreement or any party hereof will be submitted to, and settled by arbitration by a single arbitrator chosen by the San Diego Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall apply California law. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address. If, however, Depositor and/or Preferred Beneficiary refuses to submit to arbitration, the matter shall not be submitted to arbitration and DSI may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Unless adjudged otherwise, any costs of arbitration incurred by DSI, including reasonable attorney's fees and costs, shall be divided equally and paid by Depositor and Preferred Beneficiary.

7.5 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.6 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:
     a.   Give DSI at least five (5) business days prior notice of the hearing;
     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and
     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.


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ARTICLE 8  --  GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary, Exhibit C need not be signed, and the Statement of Work need only be executed by DSI and Preferred Beneficiary.

8.2 Notices and Correspondence. All notices regarding Articles 4 and 5 and any Deposit Materials shall be sent by commercial express or certified mail, return receipt requested. All other correspondence, including invoices, payments, and other documents and communications, shall be sent First Class U.S. Mail and given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of physical and e-mail addresses. The parties shall have the right to rely on the last known address of the other parties. Any correctly addressed notice or last known address of the other parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities by mail, through messenger or commercial express delivery services.

8.3 Severability. In the event any provision of this Agreement is found to be invalid or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 Waiver. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

8.6 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

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8.7  Attorney's Fees. In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks declaration of any rights or obligations under this Agreement (whether in contract, tort, or both), the prevailing party who has proven in court by court decree, judgment or arbitrator's determination that the other party has materially breached its representation and/or warranty under this Agreement shall be awarded reasonable attorneys' fees, together with any costs and expenses, to resolve the dispute and to enforce final judgment.

8.8 No Third Party Rights. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the parties hereto.

8.9 Authority to Sign. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. DSI will be able to perform its obligations under this agreement once DSI has received a fully executed agreement.

8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


NETWORK-1 SECURITY SOLUTIONS, INC.          FALCONSTOR SOFTWARE, INC.
------------------------------------        ------------------------------------
Depositor                                   Preferred Beneficiary

By:                                         By:
    --------------------------------            --------------------------------

Name:  Edward James                         Name:
       -----------------------------               -----------------------------

Title: CEO AND CFO                          Title:
       -----------------------------               -----------------------------

Date:  May   , 2003                         Date:  May  , 2003
       -----------------------------               -----------------------------


                      DSI TECHNOLOGY ESCROW SERVICES, INC.
                      ------------------------------------

                      By:
                          --------------------------------

                      Name:
                          --------------------------------

                      Title:
                          --------------------------------

                      Date:
                          --------------------------------


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                                                                       EXHIBIT A


                            MATERIALS TO BE DEPOSITED

                  Deposit Account Number ______________________


Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:


          The source code for version 7.2 of Network-1 Security Solutions, Inc.'s CyberwallPlus security product, as modified by Network-1 and marketed by FalconStor as IPStorSentry.



NETWORK-1 SECURITY SOLUTIONS, INC.          FALCONSTOR SOFTWARE, INC.
------------------------------------        ------------------------------------
Depositor                                   Preferred Beneficiary

By:                                         By:
    --------------------------------            --------------------------------

Name:  Edward James                         Name:
       -----------------------------               -----------------------------

Title: CEO AND CFO                          Title:
       -----------------------------               -----------------------------

Date:  May   , 2003                         Date:  May  , 2003
       -----------------------------               -----------------------------



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                                                                       EXHIBIT B



                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name    Network-1 Security Solutions, Inc.
                       ---------------------------------------------------------
Deposit Account Number
                       ---------------------------------------------------------
Product Name     CyberwallPlus           Version 7.2 as modified and marketed by
--------------------------------------------------------------------------------
FalconStor as IPStoSentry
-------------------------
   (PRODUCT NAME WILL APPEAR AS THE EXHIBIT B NAME ON ACCOUNT HISTORY REPORT)


DEPOSIT MATERIAL DESCRIPTION:

Quantity          Media Type & Size      Label Description of Each Separate Item

_________         Disk 3.5" or ____
_________         DAT tape ____mm
_________         CD-ROM
_________         Data cartridge tape ____
_________         TK 70 or ____ tape
_________         Magnetic tape ____
_________         Documentation
____X____         Other   DVD


PRODUCT DESCRIPTION:

Environment   Microsoft Windows
            --------------------------------------------------------------------

DEPOSIT MATERIAL INFORMATION:

Is the media or are any of the files encrypted?  Yes / NO   If yes, please
include any passwords and the decryption tools.
Encryption tool name____________________________________ Version________________
Hardware required_______________________________________________________________
Software required_______________________________________________________________
Other required information______________________________________________________

I certify for DEPOSITOR that the above    DSI has visually inspected and
described Deposit Materials have been     accepted the  above materials
transmitted to DSI:                       (ANY EXCEPTIONS ARE NOTED ABOVE):

Signature                                 Signature
          ----------------------------              ----------------------------
Print Name  Edward James                  Print Name
            --------------------------                --------------------------
Date  May  , 2003                         Date Accepted
      --------------------------------                  ------------------------
E-mail address  EWJames@attbi.com         Exhibit B#
                ----------------------               ---------------------------


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                                                                       EXHIBIT C

                               DESIGNATED CONTACT

                   Deposit Account Number_____________________


NOTICES, DEPOSIT MATERIAL RETURNS         NOTICES AND COMMUNICATIONS TO
AND COMMUNICATIONS TO DEPOSITOR           PREFERRED BENEFICIARY SHOULD
SHOULD BE ADDRESSED:                      BE ADDRESSED TO:


Company Name:                             Company Name:
Network-1 Security Solutions, Inc.        FalconStor Software, Inc.
--------------------------------------    --------------------------------------
Address: 445 Park Avenue                  Address: 125 Baylis Road
         New York, NY  10021                       Melville, NY  11747
--------------------------------------    --------------------------------------
Designated Contact: Corey M. Horowitz,    Designated Contact:
Chairman of the Board                     General Counsel
--------------------------------------    --------------------------------------
Telephone:(212) 829-5770                  Telephone: 631-777-5188
--------------------------------------    --------------------------------------
Facsimile:(212) 829-5771                  Facsimile: 631-501-7633
--------------------------------------    --------------------------------------
E-mail:  Corey@CMHCapital.com             E-mail:  legal@falconstor.com
--------------------------------------    --------------------------------------
Verification Contact:
--------------------------------------
Telephone/E-mail:
--------------------------------------

Fees for this agreement will be paid by
(check box): [_] Depositor and/or  X Preferred Beneficiary

INVOICES TO DEPOSITOR SHOULD              INVOICES TO PREFERRED BENEFICIARY
BE ADDRESSED TO:                          SHOULD BE ADDRESSED TO:

Company Name:_________________________    Company Name: Same as above
Address:______________________________    Address:______________________________
______________________________________    ______________________________________
______________________________________    ______________________________________
Billing Contact:______________________    Billing Contact:______________________
Telephone: ___________________________    Telephone:____________________________
Facsimile:  __________________________    Facsimile:____________________________
E-mail: ______________________________    E-mail: ______________________________
P.O.#: _______________________________    P.O.#:________________________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

AGREEMENTS, DEPOSIT MATERIALS AND         ALL INVOICE FEE REMITTANCES TO DSI
NOTICES TO DSI SHOULD BE ADDRESSED TO:    SHOULD BE ADDRESSED TO:

Attn: Client Services                     DSI Technology Escrow Services, Inc.
2100 Norcross Parkway, Suite 150          PO Box 27131
Norcross, GA  30071                       New York, NY 10087-7131
Telephone:  (770) 239-9200
Facsimile:  (770) 239-9201
E-mail:  clientservices@dsiescrow.com
                                          Date: ________________________________



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                         TECHNICAL VERIFICATION OPTIONS


LEVEL I - INVENTORY
This series of tests provides insight into whether the necessary information required to recreate the Depositor's development environment has been properly stored in escrow. These tests detect errors that often inhibit effective use of the escrow deposit.

STEPS INCLUDE: Analyzing deposit media readability, virus scanning, developing file classification tables, identifying the presence/absence of build instructions, and identifying materials required to recreate the Depositor's software development environment. At completion of testing, DSI will distribute a report to Preferred Beneficiary detailing DSI's investigation. This report will include build instructions, file classification tables and listings. In addition, the report will list required software development materials, including, without limitation, required source code languages and compilers, third-party software, libraries, operating systems, and hardware, as well as DSI's analysis of the deposit. When identifying materials required to recreate Depositor's software development environment, DSI will rely on information provided in Depositor's completed questionnaire (obtained via a DSI verification representative) and/or information gathered during DSI's testing experience.


LEVEL II - BUILD
This series of tests includes a standard effort to compile the Deposit Materials and build executable code.

STEPS INCLUDE: Recreating the Depositor's software development environment, compiling source files and modules, recreating executable code, and providing a listing of the hardware and software configurations necessary to recreate the Depositor's software development environment. DSI will also create a report detailing the steps necessary to recreate the development environment, problems encountered with testing, and DSI's analysis of the deposit.


LEVEL III - VALIDATION
A Level III verification consists of testing the functionality of the compiled Deposit Materials (in a production setting or similar environment) and can be accomplished through one of the following three options:

OPTION A - With the Depositor's approval, executables created by DSI during Level II testing are provided to the Preferred Beneficiary for functionality testing.

OPTION B - The Preferred Beneficiary provides DSI with a copy of its licensed executables. DSI compares the executables created during Level II testing with the licensed executables and provides a comparison report to all parties.

OPTION C - DSI recreates the runtime environment for the licensed technology and installs the executables created during the Level II testing into that environment. (The environment is generally "scaled down" from the actual live environment.) DSI then runs test scripts supplied by the Preferred Beneficiary and provides a report of the test results to all parties. This may require Depositor approval.


         For additional information about DSI Technical Verification Services, please contact a verification specialist at (800) 962-0652 or by e-mail at VERIFICATION@DSIESCROW.COM.


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